Consent of Independent Certified Public Accountants

     We have issued our report dated June 14, 2002 accompanying the financial statements of Insured Municipals Income Trust, 142nd Insured Multi-Series as of April 30, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
August 26, 2002